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                                                                     EXHIBIT 5.1


                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333

                                                                    July 5, 2000

AppliedTheory Corporation
1500 Broadway, 3rd Floor
New York, NY 10036

         Re:   AppliedTheory Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished by us as counsel for AppliedTheory Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission (the "Commission") via EDGAR. The Registration Statement relates to the resale from time to time by the parties identified therein of shares of common stock, par value $.01 per share, of the Company they acquired or may acquire through: (i) the conversion of 5% Convertible Debentures due June 5, 2003 (the "Debentures"),
(ii) the exercise of warrants issued concurrently with the issuance of the Debentures, (iii) the exercise of warrants to be granted upon the exercise of put or call options arising under a Purchase Agreement, dated as of June 5, 2000, by and among the Company, Halifax Fund, L.P., Palladin Partners I, L.P., Palladin Overseas Fund Ltd., The Gleneagles Fund Company, Lancer Securities (Cayman) Ltd., Elliott Associates, L.P., and Westgate International, L.P., which agreement was entered into in connection with the Company's grant of the Debentures, (iv) the conversion of a convertible promissory note issued as payment of investment banking fees to Lillian Capital LLC and (v) the Company's acquisition of CRL Network Services, Inc., now a wholly-owned subsidiary of the Company that has been renamed AppliedTheory California Corporation. The instruments described in the preceding (i) through (iii) are referred to collectively as the "Placement Instruments" and are described in greater detail in the Company's current report on Form 8-K, filed with the Commission on June 20, 2000 and the shares of the Company's common stock issuable pursuant to the Placement Instruments are hereinafter referred to as the "Shares".

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company or public officials and such other documents as we have deemed appropriate as a basis for the opinions express below.



     NEW YORK WASHINGTON LOS ANGELES LONDON HONG KONG BUDAPEST PRAGUE WARSAW
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         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The shares of the Company's common stock being offered pursuant to the Registration Statement by James and Judy Linstruth, Robyn Raschke, Gary A. Angel, Olivia Han, Joseph M. Breall, James G. Couch and Robert L. Ross have been duly authorized, validly issued and are fully paid and nonassessable.

         3. When Shares are issued and delivered upon exercise or conversion, as the case may be, of any of the Placement Instruments, in accordance with the terms thereof, such Shares will be duly authorized, validly issued and fully paid and nonassessable.

         4. When shares of the Company's common stock are issued and delivered upon conversion of the convertible promissory note issued as payment of investment banking fees to Lillian Capital LLC, in accordance with the terms of such convertible promissory note, such shares will be duly authorized, validly issued and fully paid and nonassessable.

         We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York, the federal law of the United States of America, and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,

                                     DEWEY BALLANTINE LLP